As filed with the Securities and Exchange Commission on September 24, 2020

Commission File No. 333-240153

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTECH DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-2753540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1305 Cherrington Parkway, Building 210, Suite 400

Moon Township, Pennsylvania 15108

(412) 787-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Cronin, Jr.

Chief Financial Officer and Corporate Secretary

Mastech Digital, Inc.

1305 Cherrington Parkway

Building 210, Suite 400,

Moon Township, Pennsylvania 15108

(412) 787-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

James J. Barnes, Esq.

Blank Rome LLP

501 Grant Street, Suite 850

Pittsburgh, PA 15219

(412) 932-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Mastech Digital, Inc. is filing this Amendment No. 2 to its Registration Statement on Form S-3 (333-240153) (this “Amendment No. 2”) as an exhibit-only filing solely to file an updated consent of its independent accounting firm as Exhibit 23.1. This Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with this Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be paid by us, other than underwriting discounts and commissions, in connection with the offering of the securities described in this registration statement. The selling shareholders will not bear any portion of such fees and expenses. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$9,169.59
FINRA filing fee			*
Listing fees and expenses			*
Printing fees and expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent and registrar fees and expenses			*
Trustee fees and expenses			*
Depositary fees and expenses			*
Warrant agent fees and expenses			*
Miscellaneous expenses			*

Total	$		*

*	These fees and expenses will be based upon the number of securities offerings and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Pennsylvania Business Corporation Law

The Company is incorporated under the laws of the Commonwealth of Pennsylvania. The PBCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel and related matters.

Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, provided such person acted in good faith and with a reasonable belief that the particular action is in, or not opposed to, the best interests of the corporation or, in a criminal proceeding, that such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement, and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

•	if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the shareholders.

Notwithstanding the above, under Section 1743 of the PBCL, a corporation is required to indemnify directors, officers, employees or agents of the corporation against expenses they may incur in defending actions to which they are made a party by reason of their status as such if they are successful on the merits, or otherwise, in the defense of such actions.

Under Section 1745 of the PBCL, a corporation may pay the expenses (including attorneys’ fees) of a director, officer, employee or agent of the corporation incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced, if it is ultimately determined that such person is not entitled to indemnification from the corporation.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any provision in the corporation’s articles of incorporation or bylaws, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

Articles

Article 9 of the Company’s Articles provide that we will indemnify and hold harmless, to the full extent permitted by law, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or executive officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or executive officer of the Company, or in any other capacity on behalf of the

Company while such person is or was serving as a director or executive officer of the Company, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith. The right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights to indemnification in advance of the final disposition thereof promptly after our receipt of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or executive officer of the Company in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by the Company.

The Company’s Articles also provide, as authorized by Section 1713 of the PBCL, that a director of the Company shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the director has breached or failed to perform the duties of his/her office under Subchapter B of Chapter 17 of the PBCL (relating to standard of conduct and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of the Company does not apply to: (A) the responsibility or liability of a director pursuant to any criminal statute; or (B) the liability of a director for the payment of taxes pursuant to local, state or federal law.

As authorized by Section 1747 of the PBCL, the Company has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of certain claims made against them, within the limits and subject to the limitations of such policies.

The foregoing summary is qualified in its entirety by reference to the terms and provisions of such provisions, documents and arrangements referred to above, including the Company’s Amended and Restated Articles, to which you should refer and a copy of which is incorporated herein by reference as Exhibit 3.1 to the registration statement on Form S-3 of which this prospectus forms a part, and the applicable provisions of the PBCL.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of Mastech Digital, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2016 and incorporated herein by reference)

3.2	Amended and Restated Bylaws of Mastech Digital, Inc. (filed as an exhibit to Mastech Digital, Inc.’s Current Report on Form 8-K filed with the SEC on September 12, 2016 and incorporated herein by reference)

4.1	Form of Common Stock Certificate of Mastech Digital, Inc. (filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2017 and incorporated herein by reference)

4.2

Amended and Restated Registration Rights Agreement, dated September 17, 2020, by and among Mastech Digital, Inc., Ashok Trivedi, in his individual capacity and as trustee of the Ashok K. Trivedi Revocable Trust, STP L.P., Edani L.P., Riveda L.P., Sunil Wadhwani, in his individual capacity and as trustee of The Revocable Declaration of Trust of Sunil Wadhwani, Wadhwani Partners No. 1 L.P. and Wadhwani Partners No. 2 L.P. (filed as an exhibit to MastechDigital, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2020 and incorporated herein by reference)

4.3†	Form of Indenture

4.4*	Form of Debt Security

4.5*	Form of Warrant

4.6*	Form of Warrant Agreement

4.7*	Form of Unit Agreement

4.8*	Form of Subscription Rights Agreement

5.1†	Opinion of Blank Rome LLP

23.1	Consent of UHY LLP

23.2†	Consent of Blank Rome LLP (contained in Exhibit 5.1 to this registration statement)

24.1†	Power of Attorney

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939*

*

To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	To be filed, if applicable, subsequent to the effectiveness of this registration statement under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Previously filed with the Registration Statement on Form S-3 (Registration No. 333- 240153) filed by the registrant with the Securities and Exchange Commission on July 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moon Township, Commonwealth of Pennsylvania, on this 24th day of September 2020.

MASTECH DIGITAL, INC.

By:	/s/ Vivek Gupta
Name:	Vivek Gupta
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Gupta Vivek Gupta	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2020

/s/ John J. Cronin, Jr. John J. Cronin, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	September 24, 2020

* Sunil Wadhwani	Co-Chairman of the Board of Directors and Director	September 24, 2020

* Ashok Trivedi	Co-Chairman of the Board of Directors and Director	September 24, 2020

* Gerhard Watzinger	Director	September 24, 2020

* John Ausura	Director	September 24, 2020

* Brenda Galilee	Director	September 24, 2020

*By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Attorney-in-fact